State of Delaware
                                                                   PAGE 1
                 Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "BAKERY ACQUISITION CORPORATION", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF AUGUST, A.D. 2000, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.







                         [SEAL]        ______/s/Edward J.Freel_________________
                                       Edward J. Freel, Secretary of State

    3257696   8100                     AUTHENTICATION: 0631015

    001413044                               Date: 08-22-00


          Exhibit 2(ii) - Pg. 1


                                                STATE OF DELAWARE
                                                SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                             FILE 09:00 AM  08/14/2000
                                                  001413044 - 3257696


              RESTATED CERTIFICATE OF INCORPORATION
              -------------------------------------

                               OF
                               --

                  BAKERY ACQUISITION CORPORATION
                  ------------------------------

     It is hereby certified that:

          1. The present name of the corporation (hereinafter called the "corporation") is BAKERY ACQUISITION CORPORATION, which is the name under which the corporation as originally incorporated; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is July 11, 2000.

          2. The certificate of incorporation of the corporation is hereby amended by striking out Articles Fourth, Sixth, Seventh and Eighth thereof and by substituting in lieu thereof new Articles Fourth, Sixth, Seventh, Eighth, Ninth, Tenth and Eleventh which are set forth in the Restated Certificate of Incorporation hereinafter provided for.

          3. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated
Certificate of Incorporation of BAKERY ACQUISITION CORPORATION.

          4. The corporation has not received any payment for any of its stock.


          5. The amendments and the restatement herein certified have been duly adopted by at least a majority of the directors who have been elected and qualified in the manner and by the vote prescribed by Section 241 and Section 245 of the General Corporation Law of the State of Delaware.

               The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:



          Exhibit 2(ii) - Pg. 2


                  RESTATED CERTIFICATE OF INCORPORATION
                  -------------------------------------

                                   OF
                                   --

                       BAKERY ACQUISITION CORPORATION
                       ------------------------------

     FIRST:    Name: The name of the Corporation is:

                       BAKERY ACQUISITION CORPORATION

     SECOND:   Registered Office and Registered Agent.  The address of
the Corporation's registered office in the State of Delaware and the name of its registered agent is Agents and Corporations, Inc. 1201 Orange Street, Suite 600, Wilmington, New Castle County, Delaware 19801.

     THIRD:    Purpose.  The nature of the business of the Corporation
or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   Capitalization.  The total number of shares of capital
stock which the Corporation has the authority to issue in sixty million (60,000,000). The total number of shares of common stock which the Corporation is authorized to issue is fifty million (50,000,000) and the par value of each share of such common stock is one-tenth of one cent ($.001) for an aggregate par value of fifty thousand dollars ($50,000). The total number of shares of preferred stock which the Corporation is authorized to issue is ten million (10,000,000) and the par value of each share of such preferred stock is one-tenth of one cent ($.001) for an aggregate par value of ten thousand dollars ($10,000). The voting powers, designations, preferences and relative, participating, option or other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock, in one or more series, shall be fixed by one or more resolutions providing for the issuance of such stock adopted by the Corporation's board of directors (the "Board of Directors"), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware and the Board of Directors is expressly vested with authority to adopt one or more such resolutions.

     FIFTH:    Incorporator.  The name and mailing address of the
incorporator is David N. Williams, Esquire, 1201 Orange Street, Suite 600, Wilmington, New Castle County, Delaware 19801. The powers of the incorporator will terminate upon filing of this Certificate of Incorporation.

          Exhibit 2(ii) - Pg. 3



     SIXTH:    Directors.  (a) The number of directors of the
Corporation shall be subject tot he Corporation's bylaws (the "Bylaws"), provided however, the number of directors of the Corporation may not be fewer than two unless the Corporation has fewer than two stockholders, in which case the number of directors may not be fewer than the number of stockholders. The Board of Directors is authorized to make, alter or repeal the Bylaws or any provision thereof, provided, however, that any such alteration or repeal shall be adopted by the affirmative vote of at lest two-thirds (1/3) of the directors then in office at a meeting of the Board of Directors for that purpose or by written resolution setting forth and declaring advisable such alteration or repeal. The names of the director(s) who shall act until the first meeting of stockholders or until their successors are duly elected and qualified is: Christopher M. Swartz.

          (b) If there shall be more than one director, the directors shall be classified, in respect solely to the time for which they shall severally hold office, by dividing them into three classes (two classes if there are only two directors), each such class to be as nearly as possible equal in number of directors to each other class. IF there are three or more directors: (i) the first term of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such date; (ii) the term of office of the directors of the second class shall expire on the one year anniversary of the first annual directors of the second class shall expire on the one year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such one year anniversary; and (iii) the term of office of the directors of the third class shall expire on the two year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such two year anniversary. If there are two directors: (i) the first term of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each two year anniversary of such date; and (ii) the term of office of the directors of the second class shall expire on the one year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each two year anniversary of such one year anniversary. If there is one director, the term of office such director shall expire at the first annual meeting after his election. At each succeeding annual meeting, the stockholders of the Corporation shall elect directors for a full term or the remainder thereof, as the case may be, to succeed those whose terms have expired. Each director shall hold office for the term for which elected and until his or her successor shall be elected and shall qualify, or until he or she shall resign or be removed as set forth below.

     (c) Any directors, any class of directors or the entire Board of Directors may be removed from office by stockholder vote at any time, without assigning any cause, but only if the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote upon election of directors, voting together as a single class, shall vote in favor of such removal.

      SEVENTH: Liability of Directors. No director of the Corporation shall be personally liable to the Corporation of its stockholders for

          Exhibit 2(ii) - Pg. 4


monetary damages for breach of fiduciary duty as a director; provided however, that the foregoing clause shall not eliminate or limit the liability of a director for the following: (i) any breach of such director's duty of loyalty to the Corporation or its stockholders;
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which such director derived an improper personal benefit.

     EIGHTH:   Duration.  The duration of the Corporation shall be
perpetual.

     NINTH:    Election Regarding Section 203.  The Corporation
expressly elects to be governed by Section 203 of the General Corporation Law of Delaware, regarding business combinations with interested stockholders.

     TENTH:    Indemnification.  The Corporation, by action of the Board
of Directors, may indemnify its directors, officers, agents and/or employees to the fullest extent permitted by the General Corporation Law of the State of Delaware, as such law is amended from time to time.

     ELEVENTH: Amendments. Any amendment hereof shall be made and effected only as follows: (a) the Board of Directors shall adopt such amendment by the affirmative vote of at least two-thirds (2/3) of the directors then in office at a meeting of the Board of Directors called for that purpose or written resolution which sets forth and declares advisable the proposed amendment, and the Board of Directors shall either call a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or direct that the proposed amendment be considered at the next annual meeting of stockholders; (b) such amendment shall thereafter be submitted for consideration by the stockholders at such special or annual meting; and (c) each such proposed amendment shall be approved by the affirmative vote of tow-thirds (2/3) of the outstanding shares of each class and series, if any, of capital stock of the Corporation entitled to vote thereon.

Signed on August 11, 2000



                                   ________/s/Christopher M. Swartz_________
                                   Christopher M. Swartz, Sole Director

          Exhibit 2(ii) - Pg. 5